NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
98 San Jacinto Blvd. Suite 220	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

Stratus Properties Inc. Announces Receipt of NASDAQ Letter
Confirming Compliance and Granting Continued Listing

Austin, Texas, July 22, 2009 – Stratus Properties Inc. (NASDAQ: STRS) announced today that it received a letter from The NASDAQ Stock Market, Inc. confirming that Stratus has complied with the NASDAQ Listing Qualifications Hearings Panel’s terms by filing its quarterly report on Form 10-Q for the quarter ended March 31, 2009 by July 24, 2009.  Accordingly, the Panel has determined to continue listing Stratus’ common stock on The NASDAQ Stock Market.

Stratus is a diversified real estate company engaged in the acquisition, development, management, operation and sale of commercial, multi-family and residential real estate properties located primarily in the Austin, Texas area.

A copy of this press release and additional information about Stratus are available on the Company’s web site at http://www.stratusproperties.com.